                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

                    FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                Amendment No. 1

                   The Japan Small Company Growth Fund, Inc.
                 (formerly The Japan Small Equity Fund, Inc.)
                 --------------------------------------------
            (Exact name of registrant as specified in its charter)

           Maryland                                        22-3321611
(State or other jurisdiction of                    (IRS Employer Identification
incorporation or organization)                     Number)

c/o Daiwa Securities Trust Company
    One Evertrust Plaza
    Jersey City, New Jersey                                   07302
(Address of principal executive offices)                    (Zip Code)

                                (800) 933-3440
             (Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class               Name of each exchange on which
to be so registered               each class is to be registered
-------------------               ------------------------------

Common Stock,                     New York Stock Exchange, Inc.
par value $.01
per share

Securities to be registered pursuant to Section 12(g) of the Act:

None.
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        Item 1. Description of Registrant's Securities to be Registered.
                -------------------------------------------------------

        A description of shares of Common Stock of the Registrant is contained in Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 filed with the Securities and Exchange Commission on January 31, 1996 (File Nos. 33-82462 and 811-8692), under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, which description is hereby incorporated herein by reference. In particular, attention is directed to the information contained under the caption "Description of Common Stock" appearing in the Prospectus, subject to completion, included in said Registration Statement.

        Item 2. Exhibits.
                --------

        I.  The following exhibit is to be filed with the Commission:

               (1)    None.

        II. The following exhibits are to be filed with the New York Stock Exchange, Inc. only:

               (1)    Registration Statement
               (4)(a) Articles of Incorporation of Registrant
               (4)(b) By-Laws of Registrant
               (5)    Specimen Stock Certificate*

---------------
*  To be filed by amendment.
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                                   SIGNATURE
                                   ---------

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               THE JAPAN SMALL COMPANY GROWTH FUND, INC.

                               By /s/ Daniel F. Barry
                                  ---------------------
                                      Daniel F. Barry
                                  President

Dated: February 12, 1996

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